                                 EXHIBIT 99.02

Unaudited balance sheet of Redwood as of July 31, 1994 and the related unaudited statements of operations and cash flows of Redwood for the six month periods ended July 31, 1993 and 1994.

                        REDWOOD DESIGN AUTOMATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)



                                                                  July 31,
                                                                    1994
                                                                -----------
                                                                (Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents                                        $  1,751
Accounts receivable                                                   392
Prepaid expenses and other current assets                             103
                                                                 --------

         Total current assets                                       2,246

Property and equipment, net                                           531
Other assets                                                           50
                                                                 --------

         Total assets                                            $  2,827
                                                                 ========


LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Current portion of capital lease obligations                     $    329
Accounts payable                                                      207
Accrued liabilities                                                   134
Deferred revenue                                                      331
                                                                 --------

         Total current liabilities                                  1,001

Long-term obligations                                               2,817

Stockholders' Deficit:
Convertible preferred stock                                        10,900
Common stock                                                           80
Notes receivable from stockholders                                    (20)
Accumulated deficit                                               (11,951)
                                                                 --------

         Total stockholders' deficit                                 (991)
                                                                 --------

Total liabilities and stockholders' deficit                      $  2,827
                                                                 ========





        The accompanying notes are an integral part of these statements.

                       REDWOOD DESIGN AUTOMATION, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)
                                 (UNAUDITED)


                                                          Six Months Ended
                                                          ----------------
                                                      July 31,         July 31,    Inception to
                                                        1994             1993      July 31, 1994
                                                        ----             ----      -------------
REVENUE                                               $   434          $   100      $     745
                                                      -------          -------      ---------


OPERATING EXPENSES:
Cost of revenue                                           208              117            495
Market development                                      1,181            1,114          4,738
Product development                                     1,225            1,150          5,820
General and administrative                                325              305          1,773
                                                      -------          -------      ---------

Total operating expenses                                2,939            2,686         12,826
                                                      -------          -------      ---------

Operating loss                                         (2,505)          (2,586)       (12,081)

Other income (expense), net                               (49)           - - -            130
                                                      -------          -------      ---------

NET LOSS                                              $(2,554)         $(2,586)     $ (11,951)
                                                      =======          =======      =========





        The accompanying notes are an integral part of these statements.

                       REDWOOD DESIGN AUTOMATION, INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)
                                 (UNAUDITED)



                                                                        Six Months Ended
                                                                        ----------------
                                                                    July 31,         July 31,          Inception to
                                                                      1994             1993            July 31, 1994
                                                                    --------         --------          -------------
CASH AND CASH EQUIVALENTS AT
  BEGINNING OF PERIOD                                                $ 1,115         $ 1,503              $  - - -
                                                                     -------         -------              --------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                            (2,554)         (2,586)              (11,951)
  Adjustments to reconcile net loss to net cash
    used for operating activities:
      Depreciation and amortization                                      197             155                   802
      Deferred rent                                                       (5)             (4)                    1
      Net changes in current assets and liabilities:
      Increase in accounts receivable                                   (240)          - - -                  (392)
      Decrease (increase) in prepaid expenses
        and other assets                                                  20             (35)                 (103)
      Increase in accrued liabilities and payables                       136               9                   341
      Increase  (decrease) in deferred revenue                           314             (50)                  331
                                                                     -------         -------              --------
          Net cash used for operating activities                      (2,132)         (2,511)              (10,971)
                                                                     -------         -------              --------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property and equipment                                  (5)             (7)                 (146)
      Increase in other assets                                            (1)            (41)                  (55)
                                                                     -------         -------              --------
          Net cash used for investing activities                          (6)            (48)                 (201)
                                                                     -------         -------              --------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of secured debt                                         2,500           - - -                 2,500
      Principal payments on capital leases                              (149)           (112)                 (537)
      Proceeds from sale of convertible preferred stock                  423           5,062                10,900
      Proceeds from sale of common stock                               - - -               3                    60
                                                                     -------         -------              --------
          Net cash provided by financing activities                    2,774           4,953                12,923
                                                                     -------         -------              --------

INCREASE IN CASH AND CASH EQUIVALENTS                                    636           2,394                 1,751
                                                                     -------         -------              --------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                           $ 1,751         $ 3,897              $  1,751
                                                                     =======         =======              ========





        The accompanying notes are an integral part of these statements.

REDWOOD DESIGN AUTOMATION, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. The condensed consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed consolidated financial statements should be read in conjunction with the financial statements and the notes thereto included elsewhere within this filing.

2. In June and July, 1994 Cadence Design Systems, Inc. (Cadence) loaned the Company $2.5 million in the form of a $1.0 million secured note payable due August 30, 1996 and a $1.5 million secured note payable due September 30, 1996. Interest on both notes is compounded monthly at a prime rate. In July 1994, the Company and Cadence entered into a definitive merger agreement which provides that all of the Company's outstanding stock will be exchanged for approximately 419,000 shares of common stock of Cadence. In addition, upon completion of the merger, repayment of the $2.5 million advanced to the Company will be waived. The acquisition was completed during the third quarter of 1994.

3. Effective February 1, 1994 the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities". There was no effect on the Company's prior or current year's financial statements due to the adoption of this statement.